UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

SCHEDULE 14A

______________________________________

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act Of 1934

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Grid Dynamics Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRID DYNAMICS HOLDINGS, INC.

Dear Stockholder:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Grid Dynamics Holdings, Inc. (“Grid Dynamics” or “the Company”), to be held on Monday, December 20, 2021, at 7:30 a.m., Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GDYN2021 (please have your notice or proxy card in hand when you visit the website).

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by mail.

On behalf of the Company’s Board of Directors, we would like to express our appreciation for your support of and interest in Grid Dynamics.

Sincerely,

/s/ Lloyd Carney	/s/ Leonard Livschitz
Lloyd Carney	Leonard Livschitz
Chairman of the Board of Directors	Chief Executive Officer and Director

Grid Dynamics Holdings, Inc.
5000 Executive Parkway, Suite 520
San Ramon, CA 94583

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	December 20, 2021, at 7:30 a.m., Pacific Time
Place

The Annual Meeting will be a completely virtual audio meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GDYN2021.

Items of Business

•   To elect three Class II directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier death, resignation or removal.

•   To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

•   To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

Record Date	October 28, 2021 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT.    Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on December 20, 2021.    Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about November 8, 2021 at the following website: http://www.proxyvote.com, as well as on our investor relations webpage at https://ir.griddynamics.com/investor-relations.html in the “Financial Information” section under “SEC Filings.” We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

By Order of the Board of Directors,
/s/ Anil Doradla
Anil Doradla
Chief Financial Officer and Secretary

San Ramon, California

November 8, 2021

Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about November 8, 2021.

i

GRID DYNAMICS HOLDINGS, INC.

PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 7:30 a.m., Pacific Time , on December 20, 2021

This proxy statement (this “Proxy Statement”) and form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on December 20, 2021 at 7:30 a.m., Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/GDYN2021. Stockholders of record as of October 28, 2021 (the “Record Date”) are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and Grid Dynamics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended (the “Annual Report”) is first being mailed on or about November 8, 2021 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at the Annual Meeting, which will take place on December 20, 2021. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•        the election of Lloyd Carney, Yueou Wang and Michael Southworth as Class II directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected and qualified; and

•        the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

At the time this Proxy Statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•        FOR the election of each of Lloyd Carney, Yueou Wang and Michael Southworth as Class II directors; and

•        FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on October 28, 2021, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 65,251,896 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name.    If, at the close of business on the Record Date, your shares were registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.

Do I have to do anything in advance if I plan to attend the Annual Meeting?

The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GDYN2021. You also will be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 7:30 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:15 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you can vote in one of the following ways:

•        You may vote via the Internet.    To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on December 19, 2021 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•        You may vote by telephone.    To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on December 19, 2021 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•        You may vote by mail.    To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than December 19, 2021. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.

•        You may vote at the Annual Meeting.    To vote at the meeting, following the instructions at www.virtualshareholdermeeting.com/GDYN2021 (have your Notice or proxy card in hand when you visit the website).

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•        entering a new vote by Internet or telephone;

•        signing and returning a new proxy card with a later date;

•        delivering a written revocation to our Secretary at Grid Dynamics Holdings, Inc., 5000 Executive Parkway, Suite 520, San Ramon, CA 94583, by 11:59 p.m., Eastern Time, on December 19, 2021; or

•        following the instructions at www.virtualshareholdermeeting.com/GDYN2021.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given; however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•        FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class II directors to serve until the 2024 annual meeting of stockholders (Proposal No. 1);

•        FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 2); and

•        in the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As noted above, as of the Record Date, there were a total of 65,251,896 shares of common stock outstanding, which means that 32,625,949 shares of common stock must be represented at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

•        Proposal No. 1:    The election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Plurality means that the three nominees who receive the most FOR votes will be elected. Withhold votes and broker non-votes will have no effect on the outcome of the vote.

•        Proposal No. 2:    The ratification of the appointment of Grant Thornton LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, you hold shares that may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report to stockholders and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Grid Dynamics Holdings, Inc.
Attention: Secretary
5000 Executive Parkway, Suite 520
San Ramon, CA 94583
(650) 523-5000

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that will be filed within four business days after the Annual Meeting. If final voting results are not available to us at that time, we will file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. We will provide stockholders with sufficient notice of the date of our 2022 annual meeting. Because we expect the date of next year’s annual meeting to change by more than 30 days from the date of the Annual Meeting, the deadline for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting will be a reasonable time before we begin to print and send our proxy materials. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Grid Dynamics Holdings, Inc.
Attention: Secretary
5000 Executive Parkway, Suite 520
San Ramon, CA 94583

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws.

Because we expect the date of our 2022 annual meeting of stockholders to be more than 25 days before or more than 25 days after the first anniversary of the date of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2022 annual meeting and no later than the close of business on the later of the following two dates:

•        the tenth day following the day on which notice of the date of the 2022 annual meeting is mailed to the stockholder; or

•        the tenth day following the day public disclosure of the date of the 2022 annual meeting is made.

We will provide stockholders with sufficient notice of the date of next year’s annual meeting so that a stockholder’s notice may be timely. If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction of our board of directors, which is currently comprised of eight members. Five of our eight directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Upon the recommendation of our nominating and corporate governance committee, we are nominating Lloyd Carney, Yueou Wang and Michael Southworth as Class II directors at the Annual Meeting. If elected, Messrs. Carney, Wang and Southworth will each hold office until the annual meeting of stockholders to be held in 2024 or until their successors are elected and qualified.

The following table sets forth the names, ages as of October 23, 2020 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Lloyd Carney(2)(3)	II	59	Director and Chairman	2018	2021	2024
Yueou Wang	II	47	Director	2017	2021	2024
Michael Southworth(1)	II	49	Director	2020	2021	2024
Continuing Directors
Eric Benhamou(1)(2)(3)	III	66	Director	2006	2022	—
Weihang Wang	III	54	Director	2017	2022	—
Leonard Livschitz	I	55	Chief Executive Officer and Director	2006	2023	—
Shuo Zhang(1)	I	56	Director	2017	2023	—
Marina Levinson(1)	I	63	Director	2020	2023	—

____________

(1)      Member of our audit committee

(2)      Member of our compensation committee

(3)      Member of our nominating and corporate governance committee

Director Nominees

Lloyd Carney.    Mr. Carney, a director since June 14, 2018, has spent more than 25 years in the technology industry. He started at Wellfleet and Nortel Networks in 1997 and in 2002 he rose to become division president. In 2003, he joined Juniper Networks as Chief Operating Officer where he oversaw the engineering, product management and manufacturing divisions. Thereafter, in 2004, he was named Chief Executive Officer of Micromuse, an enterprise and telecom network management company. Mr. Carney led the sale of Micromuse to IBM for $865 million, staying at IBM for a year after the sale to ensure a smooth transition. In 2008, he became the Chief Executive Officer of Xsigo Systems, a provider of network visualization systems, which was sold to Oracle Corporation in 2012. Mr. Carney then accepted the role of Chief Executive Officer and director of Brocade Communications Systems, Inc., a networking solutions company, in early 2013. His tenure culminated in the sale of Brocade to Broadcom Ltd. for $5.5 billion in late 2017. Mr. Carney is currently a member of the board and chairs the audit committee of Visa, a leading credit card company, is currently chairman of Nuance Communications, a leading conversational AI solution provider, and is a member of the board of Vertex Pharmaceuticals, a biotechnology company. From 2005 to 2014, he was a member of the board of Cypress Semiconductor Corporation, where he served on the audit and compensation committees. He was also a member of the board of Technicolor (SA), a technology company in the media and entertainment sector from 2010 until 2015, where he chaired its technology committee. In addition, since 2007 he has served as Chief Executive Officer of Carney Global Ventures, LLC, a global investment vehicle. Mr. Carney holds a B.S. degree in Electrical Engineering Technology from Wentworth Institute of Technology, as well as a M.S. degree in Applied Business Management from Lesley College. We believe Mr. Carney is qualified to serve on our board of directors due to his extensive operational and management experience in the technology industry as well as the broad scope of experience he brings to bear.

Yueou Wang.    Mr. Wang has served as a non-employee director of Grid Dynamics’ board of directors since 2017. Mr. Wang has served as Chief Executive Officer and Executive Director of ASL, the former parent company of Grid Dynamics, since September 2016 and September 2015, respectively. Mr. Wang joined ASL in 2011 as Financial Controller, Chief Financial Officer and Joint Company Secretary. Mr. Wang is currently a director of certain ASL subsidiaries and an associate of ASL (i.e., the directorship of i-Sprint). He was a director of Beijing Teamsun Technology Co. Ltd. (“Teamsun”) from December 2017 until February 2020 and was the Chief Financial Officer and a director of Carnation Software Ltd., a subsidiary of Teamsun, from April 2010 until October 2020. Previously, Mr. Wang was the Chief Financial Officer and a board secretary of Guangzhou Headway Technology Co., Ltd., and a regional finance manager (China) of Wistron Information Technology & Services Corporation. Mr. Wang holds a Bachelor’s degree in International Accounting from Jinan University, a Master’s degree in Business Administration from University of Wales, United Kingdom and an Executive Master’s degree in Business Administration from Research Institute of Tsinghua University. We believe Mr. Wang’s financial management expertise, including his expertise in the IT industry, provides him with the necessary skills to serve as a member of the board of directors and enables him to contribute valuable insight regarding financial and strategic business issues.

Michael Southworth.    Mr. Southworth is currently the President of Transflo, a leading provider of digital transformation solutions for the transportation market. Previously, Mr. Southworth served as the General Manager of the Intelligent Self-Service business at Verint Systems, Inc., a leading provider of customer engagement solutions, from February 2016 until September 2020. From June 2014 to February 2016, Mr. Southworth was Chief Executive Officer of Contact Solutions, a company acquired by Verint in February 2016 and led Contact Solution’s business transformation, including strategy planning, risk mitigation, executive recruitment and change management. For over two decades, Mr. Southworth has directed companies from the start-up phase through major periods of growth, leading numerous equity and debt financings and over $5.0 billion in mergers and acquisitions. Prior to Contact Solutions, Mr. Southworth was Senior Vice President of Global Wireless Solutions at Corning. In addition, he held senior financial roles at a number of technology companies including MobileAccess Networks, Telemus Solutions, Lucent Technologies, Chromatis Networks, and the X-Stream Network. Mr. Southworth began his career in the Silicon Valley office of PriceWaterhouse Coopers where he managed IPOs and advised clients on tax and accounting matters. Mr. Southworth holds a Bachelor of Science from the University of California at Berkeley. He is a Certified Public Accountant in the State of California and currently serves on the Board of Directors of Quality of Life Plus. Mr. Southworth previously served on the Board of Directors of Finjan Holding, Inc. We believe Mr. Southworth is qualified to serve on our board of directors due to his extensive operational and management experience with multinational technology growth companies and expertise in equity and debt financing.

Continuing Directors

Leonard Livschitz.    Mr. Livschitz has served as a director of Grid Dynamics’ board of directors since 2006 and the Chief Executive Officer of Grid Dynamics since 2014. Prior to joining Grid Dynamics as Chief Executive Officer, Mr. Livschitz co-founded the LED solutions company Luxera, serving as director from 2010 to 2014 and as President and Chief Executive Officer from 2010 to 2014. Prior to that, he served as Vice President of Sales and Marketing for Ledengin. Mr. Livschitz has over 25 years of experience in the high tech industry. He has held executive and management roles in sales, marketing, business development, and research and development with Philips Lumileds Lighting, Ledengin, Visteon Lighting and Ford Motor Company. Mr. Livschitz holds a Masters of Science degree in Systems and Control Engineering from Case Western Reserve University and a Masters of Science in Mechanical Engineering from Kharkov State Polytechnic University, Ukraine. We believe Mr. Livschitz’s extensive experience in and knowledge of the high tech industry, as well as his experience with executive and management roles and responsibilities at Grid Dynamics, provide him with the necessary skills to serve as a member of the board of directors.

Shuo Zhang.    Mr. Zhang has served as a non-employee director of Grid Dynamics’ board of directors since 2017. Ms. Zhang currently serves on the boards of directors at several public and private companies, including S.O.I.TEC Silicon on Insulator Technologies SA, Telink Semiconductor and PDF Solutions. She is also actively involved with private venture capital firms in the Silicon Valley and currently serves a China Advisory Partner for Benhamou Global Ventures (“BGV”). From December 2007 to September 2015, Ms. Zhang served in various senior management capacities at Cypress Semiconductor, including corporate development, general management and worldwide mobile sales. Prior to Cypress, Ms. Zhang served in many different product, marketing and sales management roles in Silicon Light Machines, Agilent Technologies, Altera Corporation, and LSI Corporation. Ms. Zhang holds a Bachelor’s Degree in electrical engineering from Zhejiang University and a Master of Science in material science and mechanics from Penn State University. We believe Ms. Zhang is qualified to serve on our board of directors due to her experience in general management, marketing, sales and strategic business development.

Marina Levinson.    Ms. Levinson is the founder and CEO of CIO Advisory Group LLC, which was founded in September 2011 and provides technology advice to venture capital and private equity firms and their portfolio companies. Since April 2014, she has also been a partner at venture capital firm BGV. Previously, Ms. Levinson was a member of the board of directors of Personal Capital from October 2018 until August 2020 when Personal Capital was acquired by Empower Retirement. She also served on the board of Ellie Mae where she was the chair of the technology and cybersecurity committee and a member of the compensation committee from August 2014 until April 2019 when Ellie Mae was acquired by Thoma Bravo. She was also on the board of Carbonite where she was the chair of the nominating and corporate governance committee and a member of the information security risk committee from May 2017 until January 2020 when Carbonite was acquired by OpenText. From 2005 to 2011, Ms. Levinson served as senior vice president and chief information officer for NetApp, Inc. From 1999 to 2005, she served as vice president and chief information officer of Palm, Inc., having earlier served as senior director of global integration at 3Com. Ms. Levinson holds a B.S. in Computer Science from St. Petersburg Institute of Precision Mechanics and Optics. We believe Ms. Levinson is qualified to serve on our board of directors due to her extensive operational and management experience in the technology industry as well as her public company governance experience.

Eric Benhamou.    Mr. Benhamou, a director since inception, co-founded Bridge Communications, a specialist in computer network technologies in 1981. Bridge Communications later merged with 3Com Corporation, a networking equipment vendor, in 1987. Thereafter, he became Chief Executive Officer of 3Com, serving there from 1990 to 2000, and as chairman until 2010. As 3Com’s Chief Executive Officer, he led the company in acquiring US Robotics, the owner of Palm, Inc. the maker of the groundbreaking Palm Pilot. Palm, Inc. was thereafter spun off in 2000, and Mr. Benhamou served as its Chief Executive Officer until 2003. In 2003, Mr. Benhamou founded BGV, a venture capital firm focused on technology companies, specializing in cloud software, artificial intelligence cyber security, and mobile applications. Mr. Benhamou has been a member of the board of directors of Silicon Valley Bank since 2004. He was a member of the board of directors of Finjan Holdings, a cybersecurity firm, from 2013 until July 2020. He served on the board of Cypress Semiconductor as chairman for over a decade, until 2017. He also serves on the board of several privately held technology companies, including Evinced, which aims to help companies make their websites and software accessible to people with disabilities, Totango, a provider of customer success software, Virtana (formerly Virtual Instruments), an IT infrastructure performance management platform, and 6dbytes, a food robotics company. He holds an M.S. from Stanford University’s School of Engineering and a Diplôme d’Ingénieur and a Doctorate from Ecole Nationale Supérieure d’Arts et Métiers, Paris. Mr. Benhamou taught entrepreneurship in various business schools around the world for over 10 years, principally at INSEAD, Stanford University and IDC’s Herzliya’s Arison School of Business, where he was a visiting professor. He also served on the Advisory Board of Stanford’s school of Engineering and the Board of Governors of Ben Gurion University of the Negev in Israel. We believe Mr. Benhamou is qualified to serve on our board of directors due to his extensive operational and management experience in the technology industry as well as his public company governance experience and his venture capital background.

Weihang Wang.    Mr. Wang has served as a non-employee director of Grid Dynamics’ board of directors since 2017. Mr. Wang has been a Director of ASL, the former parent company of Grid Dynamics, since 2009 and has been the chairman of the board since 2019. Mr. Wang has also served as the chairman and a director of Teamsun, ASL’s ultimate holding company listed on the Shanghai Stock Exchange, since 2014, and currently is also the sole director of Hong Kong Teamsun, which is a wholly-owned subsidiary of Teamsun. Mr. Wang is currently a director of certain subsidiaries of Teamsun. Prior to his re-designation as the chairman of Teamsun, Mr. Wang was the vice-chairman and general manager of Teamsun’s first board of directors. Mr. Wang holds an Executive Master’s Degree in Business Administration from Tsinghua University in the PRC and a Master’s Degree in Semi-Conductor Materials and Microelectronic Technology from the Information and Electronic Engineering Department of Zhejiang University in the PRC. Mr. Wang was awarded as China Software Industry Outstanding Entrepreneur Laureate and China Software Industry Prestige Award Laureate by China Software Industry Association in 2009. He was also awarded the “Innovation Outstanding Personality of Chinese Brand Award” in 2011. We believe Mr. Wang’s leadership roles in the IT industry and background in technology and engineering enable Mr. Wang to provide valuable insight to the board of directors regarding business strategy and industry trends.

Director Independence

Our common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

We have undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we determined that each of Eric Benhamou, Lloyd Carney, Marina Levinson, Michael Southworth, and Shuo Zhang will be considered “independent directors” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of Nasdaq.

Board Leadership Structure

We believe that the structure of our board of directors and its committees provide us strong overall management. The Chairman of our board of directors and our Chief Executive Officer roles are separate. Mr. Livschitz serves as our Chief Executive Officer and Mr. Carney serves as Chairman of our board of directors. This structure enables each person to focus on different aspects of company leadership. Our Chief Executive Officer is responsible for setting the strategic direction of our company, the general management and operation of the business and the guidance and oversight of senior management. The Chairman of our board of directors monitors the content, quality and timeliness of information sent to our board of directors and is available for consultation with our board of directors regarding the oversight of its business affairs. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Livschitz brings company-specific experience and expertise. As our Chief Executive Officer, Mr. Livschitz is best positioned to identify strategic priorities, lead critical discussion and execute our business plans.

Board and Stockholder Meetings and Committees

During the fiscal year ended December 31, 2020, Grid Dynamics’ board of directors held five meetings (including regularly scheduled and special meetings), Grid Dynamics’ audit committee held six meetings, Grid Dynamics’ compensation committee held four meetings, and Grid Dynamics’ nominating and corporate governance committee held two meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

We encourage, but do not require, our directors to attend our annual meeting of stockholders. All of our directors who served at the time of the 2020 annual meeting of stockholders attended such meeting.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, which are standing committees of the board of directors. The current membership of our committees is set forth below. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on the “Corporate Governance” section of our investor relations website at https://ir.griddynamics.com/corporate-governance.html.

Name of Director(1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Shuo Zhang	Member
Marina Levinson	Member
Lloyd Carney		Member	Chair
Michael Southworth	Chair
Eric Benhamou	Member	Chair	Member

____________

(1)      Lists current membership of our committees.

Audit Committee

Our audit committee is responsible for, among other things:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing our policies on and oversees risk assessment and risk management, including enterprise risk management;

•        reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•        providing oversight on matters related to our cybersecurity, IT strategy, operations, policies, controls and risk management;

•        reviewing related person transactions; and

•        approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Each of the members of our audit committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of Nasdaq. In addition, our board of directors has determined that Ms. Zhang is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933.

Compensation Committee

Our compensation committee is responsible for, among other things:

•        reviewing, approving and determining the compensation of our executive officers and key employees;

•        reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the board of directors or any committee thereof;

•        administering our equity compensation plans;

•        reviewing, approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans; and

•        establishing and reviewing general policies relating to compensation and benefits of our employees.

Each of the members of our compensation committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•        identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•        evaluating the performance of our board of directors and of individual directors;

•        considering, and making recommendations to our board of directors regarding, the composition of our board of directors and its committees;

•        reviewing developments in corporate governance practices;

•        evaluating the adequacy of our corporate governance practices and reporting; and

•        developing, and making recommendations to our board of directors regarding, corporate governance guidelines and matters.

Each of the members of our nominating and corporate governance committee meets the requirements for independence under the listing standards of Nasdaq.

Compensation Committee Interlocks and Insider Participation

In 2020, Mr. Benhamou and Mr. Carney served as members of our compensation committee. None of the members of our compensation committee is or has been an officer or employee of Grid Dynamics. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or board of directors.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. In making determinations regarding nominations of directors, our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing board of directors, (iv) the ability to assist and support management and make significant contributions to the Company’s success, and (v) an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Any search firm retained by our nominating and corporate governance committee to find director candidates would be instructed to take into account all of the considerations used by our nominating and corporate governance committee. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders of the Company who hold no less than $2,000 in market value, or one percent, of the outstanding shares of the Company’s common stock continuously for at least twelve months prior to the date of the submission of the recommendation or nomination, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

A stockholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at Grid Dynamics Holdings, Inc., 5000 Executive Parkway, Suite 520, San Ramon, CA 94583. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

Communications with the Board of Directors

Interested parties wishing to communicate with our non-management directors may do so by writing to the board of directors or to the particular member or members of our board of directors and mailing the correspondence to our Secretary at Grid Dynamics Holdings, Inc., 5000 Executive Parkway, Suite 520, San Ramon, CA 94583. Our Secretary, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at https://ir.griddynamics.com/corporate-governance.html in the “Corporate Governance” section. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our external audit function, our audit committee also monitors compliance with legal and regulatory requirements and reviews, approves, prohibits and monitors related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. In addition, our compensation committee reviews the relationship between risk management policies and compensation and evaluates compensation policies and practices that could mitigate any such risk.

Derivatives Trading and Anti-Hedging and Pledging Policy

Our insider trading policy prohibits executive officers, members of the Board, and all other employees from trading derivative securities related to our stock or engaging in short sales or other short-position transactions in shares of our stock. This policy does not restrict ownership of company-granted awards, such as options to purchase shares of our common stock or PSU or RSU awards, which have been granted by the Board or Compensation Committee. The policy also prohibits all employees, including our executive officers, and members of the Board, from hedging our stock, engaging in similar transactions, holding it in a margin account, or otherwise pledging our securities.

Non-Employee Director Compensation

Our board of directors has adopted an Outside Director Compensation Policy (the “Policy”), pursuant to which, (i) each outside director will be paid an annual cash retainer of $40,000, an initial grant of restricted stock units with a grant date fair market value of $75,000, and an annual grant of restricted stock units with a grant date fair market value of $75,000, (ii) the non-executive chairperson of the board will be paid an additional annual cash fee of $20,000 and granted an additional grant of restricted stock units with a grant date fair market value of $20,000, (iii) the lead outside director will be paid an additional annual cash fee of $20,000 and granted an additional grant of restricted stock units with a grant date fair market value of $20,000, (iv) the chair of the audit, compensation and nominating and corporate governance committees will be paid an additional annual cash fee of $20,000, $15,000 and $15,000, respectively, and (v) members of the audit, compensation and nominating and corporate governance committees that are not serving as the chair of such committee, will be paid of an additional annual cash fee of $15,000, $10,000 and $10,000, respectively. Notwithstanding the foregoing, no outside director may be paid, issued or granted, in any fiscal year of the company, cash compensation and equity awards with an aggregate value greater than $600,000.

During 2020, each outside director elected to forgo all individual cash retainer payments for Board service for the Company’s second, third, and fourth fiscal quarters that he or she would otherwise receive pursuant to the Policy. In lieu of such payments, and subject to Board approval and the terms of the Policy, the directors have received the value of such payments in fully vested stock issued in arrears at the end of each fiscal quarter of 2020.

The table below shows the total compensation earned by our non-employee directors for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Shuo Zhang	3,928	164,517	168,446
Marina Levinson	3,928	164,517	168,446
Lloyd Carney	6,071	187,024	193,095
Yueou Wang	2,857	153,264	156,122
Michael Southworth	4,285	168,258	172,544
Eric Benhamou	5,714	183,275	188,989
Weihang Wang	2,857	153,264	156,122

____________

(1)      The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted to the director in the fiscal year computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements included in our Annual Report for a discussion of our assumptions in determining the grant date fair value of our equity awards.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of eight members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One Class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.

Nominees

Our board of directors has nominated Lloyd Carney, Yueou Wang and Michael Southworth for election as Class II directors at the Annual Meeting. If elected, each of Messrs. Carney, Wang and Southworth will serve as Class II directors until the 2024 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Carney, Wang and Southworth. We expect that Messrs. Carney, Wang and Southworth will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Grant Thornton LLP, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2021. Grant Thornton LLP has served as our independent registered public accounting firm since 2017.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Stockholder ratification of the appointment of Grant Thornton LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2021 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Change in Certifying Accountant

WithumSmith+Brown, PC (“Withum”) served as the independent registered public accounting firm for ChaSerg, the legal predecessor of the Company, and its subsidiaries for the period from May 21, 2018 (inception) through the year ended December 31, 2019, and the subsequent interim period until March 13, 2020. On March 13, 2020, the Audit Committee of the board of directors of the Company approved the change in the Company’s independent registered public accounting firm, effective March 13, 2020, to Grant Thornton LLP. Grant Thornton LLP previously served as the independent registered public accounting firm for GDI, which was acquired by ChaSerg on March 5, 2020 pursuant to the Business Combination.

Withum’s report on ChaSerg’s consolidated financial statements as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and for the period from May 21, 2018 (inception) through December 31, 2018, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to ChaSerg’s ability to continue as a going concern if it did not complete a business combination by April 9, 2020. During the period of Withum’s engagement by ChaSerg, and the subsequent interim period preceding Withum’s dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and subsequent interim period preceding Withum’s dismissal.

During the period from May 21, 2018 (ChaSerg’s inception) through December 31, 2019 and the subsequent interim period preceding the engagement of Grant Thornton LLP, neither the Company nor anyone on its behalf consulted Grant Thornton LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Withum with a copy of the foregoing disclosures in connection with the filing of a Form 8-K on March 17, 2020, and requested that Withum furnish a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K stating whether it agreed with such disclosures, and if not, stating the respects in which it did not agree. A copy of the letter was filed as an exhibit to the Form 8-K filed on March 17, 2020.

Fees Paid to the Independent Registered Public Accounting Firm

2020

The following table sets forth the approximate aggregate fees billed to the Company by Grant Thornton LLP in 2020 (in thousands):

Fee Category	2020
Audit Fees	$685,530
Audit-related Fees	82,495
Tax Fees	—
All Other Fees	—
Total	$768,025

Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements and audit services provided in connection with other statutory and regulatory filings.

Audit-Related Fees are aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”. These services include consultations and audits related to mergers and acquisitions; and services related to offering of common stock and consents for registration statements.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Grant Thornton LLP.

2019

The following is a summary of fees paid to Withum in 2019, for services rendered to ChaSerg, the legal predecessor of the Company.

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of ChaSerg’s year-end financial statements and services that are normally provided by Withum in connection with regulatory filings. The aggregate fees billed by Withum for professional services rendered for the audit of ChaSerg’s annual financial statements, review of the financial information included in ChaSerg’s Forms 10-Q for the respective periods and other required filings with the SEC for the year ended December 31, 2019 totaled $46,000. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the year ended December 31, 2019 ChaSerg did not pay Withum any audit-related fees.

Tax Fees

For the year ended December 31, 2019, ChaSerg paid Withum $4,500 for tax return services, planning and tax advice.

All Other Fees

ChaSerg did not pay Withum for any other services for the year ended December 31, 2019.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm and audit engagement fees and terms in order to ensure that the provision of such services does not impair such accounting firm’s independence.

Vote Required

The ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, or the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Grid Dynamics Holdings, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of our board of directors with respect to its oversight of:

•        our accounting and financial reporting processes and the audit of our financial statements;

•        the internal controls and integrity of our financial statements;

•        our compliance with legal and regulatory requirements;

•        inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•        the independent registered public accounting firm’s appointment, qualifications and independence, and approval of the registered public accounting firm’s services.

The audit committee also reviews the performance of our independent registered public accounting firm, Grant Thornton LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee is composed of four non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that Ms. Zhang qualifies as an “audit committee financial expert” under the SEC rules.

The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2020 with management.

The audit committee also reviewed and discussed such audited consolidated financial statements with management and Grant Thornton LLP, our independent registered public accounting firm. The audit committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or the PCAOB.

The audit committee received and reviewed the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and discussed with Grant Thornton LLP its independence. In addition, the audit committee discussed with Grant Thornton LLP its independence from management and the Company, including matters in the letter from Grant Thornton LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Grant Thornton LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in our annual report. The audit committee also has selected Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2021. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Michael Southworth (Chair)

Eric Benhamou

Marina Levinson

Shuo Zhang

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and their respective ages as of October 28, 2021. Officers are elected by the board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Leonard Livschitz	55	Chief Executive Officer and Director
Anil Doradla	52	Chief Financial Officer
Yury Gryzlov	38	Chief Operating Officer
Stan Klimoff	36	Chief Strategy Officer

For the biography of Mr. Livschitz, see the section titled “Board of Directors and Corporate Governance — Continuing Directors.”

Anil Doradla.    Mr. Doradla joined Grid Dynamics in December 2019 as Chief Financial Officer. Prior to joining Grid Dynamics, Mr. Doradla most recently served as Chief Financial Officer of Airgain, Inc. (NASDAQ:AIRG), a provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, from February 2018 until November 2019. Prior to Airgain, Mr. Doradla was an equity research analyst at William Blair covering the technology sector that included ITO and BPO Services from June 2008 through January 2018. Prior to William Blair, Mr. Doradla held a range of senior finance, strategy and technology roles with Caris and Company, Deutsche Bank AG, AT&T Labs, and LCC International.

Yury Gryzlov.    Mr. Gryzlov joined Grid Dynamics in 2007 as the company’s first QA Manager and has served as Chief Operating Officer since January 2021. As the Chief Operating Officer, he is in charge of all facets of Grid Dynamics’ operations, including budgeting, legal, HR, IT, office management, pricing, and recruiting. Previously, he served as Senior Vice President of Operations and the Vice President of Operations in Europe, where he was responsible for all aspects of Grid Dynamics’ people strategy, including hiring, developing, and retaining Grid Dynamics personnel offshore. Prior to that, Mr. Gryzlov was the Deputy Director of the Saratov Engineering Center, where he managed all of the daily operations.

Stan Klimoff.    Mr. Klimoff initially joined Grid Dynamics as Director of Engineering in 2007 and has been serving as the Chief Strategy Officer since 2021. As Chief Strategy Officer, he is responsible for strategic partnerships, international growth, and M&A. From 2012 to 2015, Mr. Klimoff was Founder and Chief Technology Officer of Tonomi, a developer of a cloud orchestration and application management platform. He also served as Principal Architect of Grid Dynamics from 2009 to 2011 focusing on the technology sector and Vice President of Cloud Services from 2011 to 2013.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews, evaluates and recommends to the board of directors, the compensation of the Company’s chief executive officer. Our compensation committee reviews, approves and administers the Company’s incentive compensation plans, equity compensation plans, and such other plans as are designated from time to time by the board of directors.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

Summary Compensation Table

Grid Dynamics’ named executive officers (“NEOs”), which consist of the principal executive officer and the next two most highly compensated executive officers, for 2020 and 2019 are Leonard Livschitz, Chief Executive Officer, Victoria Livschitz, former Executive Vice President of Customer Success, and Yury Gryzlov, Chief Operating Officer. On June 4, 2021, Ms. Livschitz informed Grid Dynamics that she would resign as Executive Vice President of Customer Success, effective June 15, 2021. On June 16, 2021, Ms. Livschitz became a consultant of Grid Dynamics.

Grid Dynamics’ compensation policies and philosophies are designed to align compensation with business objectives, while also enabling Grid Dynamics to attract, motivate and retain individuals who contribute to Grid Dynamics’ long-term success. The compensation of Grid Dynamics’ NEOs has consisted of a base salary and cash bonus, retirement, health and welfare benefits, and equity awards.

The following table presents summary information regarding the total compensation for the years ended December 31, 2020 and 2019 for the NEOs of Grid Dynamics:

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Leonard Livschitz,	2020	555,000	440,104	—	13,649,920	2,222,128	16,867,152
Chief Executive Officer	2019	516,667	495,423	330,616	—	589,687	1,932,393

Victoria Livschitz,	2020	357,995	123,041	455,742	1,888,480	994,233	3,811,491
Former Executive Vice President of Customer Success	2019	333,000	219,824	106,687	—	532,105	1,191,616

Yury Gryzlov,	2020	225,875	82,729	455,742	1,888,480	419,594	3,064,420
Chief Operating Officer	2019	220,000	78,979	52,895	—	192,418	544,292

____________

(1)      The amounts included in this column reflect payments earned in 2020 and 2019 under the Corporate Bonus Plan.

(2)      The amounts included in this column reflect the aggregate grant date fair value of stock options granted during 2020 and 2019 computed in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The assumptions used to calculate these amounts are discussed in notes to Grid Dynamics’ audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)      The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards and performance share awards (“PSAs”) granted to the NEO in 2020 computed in accordance with FASB ASC Topic 718. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance conditions. The assumptions used to calculate these amounts are discussed in notes to Grid Dynamics’ audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the restricted stock unit awards, PSAs, or the sale of the common stock underlying such awards. The grant date fair value for the PSAs assuming the maximum payout would have been $7,918,020 for Mr. Livschitz and $769,230 for Ms. Livschitz and Mr. Gryzlov.

(4)      The amounts included in this column reflect the value of Retention Plan (as defined below) payments, the dollar value of Company-provided supplemental term life insurance coverage for Mr. Livschitz and Ms. Livschitz, ArmadaCare supplemental executive medical premiums provided to each NEO, the portion of option cancellation payments related to the Business Combination attributable by the company to unvested options, and option cancellation payments related to the 2017 ASL acquisition of Grid Dynamics. The amounts disclosed include (i) Retention Plan payments in 2020 of $540,000 for Mr. Livschitz, $450,000 for Ms. Livschitz and $142,500 for Mr. Gryzlov; (ii) Retention Plan payments in 2019 of $360,000 for Mr. Livschitz, $300,000 for Ms. Livschitz and $95,000 for Mr. Gryzlov; (iii) supplemental term life insurance premiums in 2020 of $432 for Mr. Livschitz and $1,406 for Ms. Livschitz; (iv) supplemental term life insurance premiums in 2019 of $432 for Mr. Livschitz and $2,057 for Ms. Livschitz ; (v) ArmadaCare premiums in 2020 of $5,652 for Mr. Livschitz, $6,492 for Ms. Livschitz and $8,928 for Mr. Gryzlov (vii) ArmadaCare premiums in 2019 of $5,280 for Mr. Livschitz, $6,072 for Ms. Livschitz and $8,340 for Mr. Gryzlov; (vii) Business Combination option cancellation payments in 2020 of $1,676,043 for Mr. Livschitz, $536,334 for Ms. Livschitz and $268,166 for Mr. Gryzlov; (viii) ASL option cancellation payments in 2019 of $224,407 for Mr. Livschitz, $224,408 for Ms. Livschitz and $89,078 for Mr. Gryzlov.

Salaries and Incentive Bonuses

Each of Grid Dynamics’ NEOs receives a base salary to compensate them for services rendered to Grid Dynamics. The base salary is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Each of Grid Dynamics’ NEOs is also eligible to receive payments under the Company’s Corporate Bonus Plan, which provides that eligible participants, including the NEOs, earn quarterly bonuses based on achievement of financial performance objectives of Grid Dynamics. Performance targets are established based on a combination of goals, which generally included revenue and EBITDA targets for 2020. Bonus amounts earned are paid following the end of each calendar quarter based on targeted quarterly and annual amounts for each NEO as set forth in their employment agreements. The target bonus opportunities under the Company’s Corporate Bonus Plan for 2020 for the NEOs were 100% of base salary for Mr. Livschitz, 50% of base salary for Ms. Livschitz, and 46% of base salary for Mr. Gryzlov.

Retention Plan

Each of Grid Dynamics’ NEOs participates in the Grid Dynamics retention plan (the “Retention Plan”) which provides cash retention payments in equal semi-annual amounts payable on each of the eight consecutive six-month anniversaries of April 1, 2017. During the first half of the payout period, each NEO was entitled to receive retention payments as long as he or she remained an employee or consultant in good standing on the respective six-month anniversary date. During the second half of the payout period, each NEO is entitled to receive retention payments as long as (i) he or she remains an employee or consultant in good standing on the respective six-month anniversary date; and (ii) for the six-month period then-ended, Grid Dynamics’ profit before tax equals or exceeds 110% of the profit before tax during the corresponding six-month period of the immediately preceding year. Annual maximum retention payments for the Mr. Livschitz, Ms. Livschitz, and Mr. Gryzlov under the Retention Plan are $360,000, $300,000, and $95,000, respectively. In connection with the Business Combination, all outstanding retention bonus obligations under the Retention Plan were accelerated and paid in full to Grid Dynamics personnel immediately prior to the closing of the Business Combination and the Retention Plan is no longer effective.

Employment Agreements

Grid Dynamics entered into employment agreements with certain officers of Grid Dynamics (including its current NEOs), which became effective as of the consummation of the Business Combination and were assumed by the Company (as amended, the “Post-Combination Employment Agreements”).

Each Post-Combination Employment Agreement generally provides, with respect to each officer, the following terms: (i) at-will employment, (ii) the annual base salary, (iii) eligibility to receive annual incentive bonuses at the Company’s discretion and related targeted payment, (iv) initial grant of equity awards by the Company and eligibility to be granted future equity awards by the Company in the discretion of its board of directors, (v) an initial term for the agreement of four years with successive one-year renewal terms unless either party provides timely notice of non-renewal, (vi) severance payments upon a termination without cause (excluding death or disability) or resignation for “good reason” (as defined in the agreement) and (vii) eligibility for enhanced “double-trigger” severance upon such terminations that occur within the three month period prior to or the 12 month period following a “change in control” (as defined in the agreement). Severance payments (including due to a double-trigger termination in connection with a change in control) are generally comprised of: (i) a lump-sum payment equal to 24 months of base salary for Mr. Livschitz, 12 months of base salary for Ms. Livschitz and 12 months of base salary for Mr. Gryzlov, (ii) a lump-sum payment equal to 100% with respect to Mr. Livschitz, 50% with respect to Ms. Livschitz or 50% with respect to Mr. Gryzlov of the current annual maximum bonus target amount, (iii) reimbursement for the monthly premiums for COBRA continuation coverage for a period of 24 months for Mr. Livschitz, 12 months for Ms. Livschitz or 12 months for Mr. Gryzlov and (iv) for severance unrelated to a change in control, one year of accelerated vesting of outstanding unvested equity awards on the termination date.

In addition, “double-trigger” change in control severance terms provide for full accelerated vesting of outstanding unvested equity awards. Such severance benefits are conditioned on the officer signing and not revoking a separation agreement and release of claims in favor of the Company within the timeframe set forth in the officer’s agreement.

If any severance or other benefits provided for in an officer’s Post-Combination Employment Agreement or otherwise payable to such officer constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (“Code”) and could be subject to the related excise tax under Section 4999 of the Code, then (i) if such parachute payments are considered contingent on the Business Combination, such officer would be entitled to a gross-up for any such excise taxes up to $14 million across all officers, in accordance with an indemnification agreement entered into between the officer and the Company, and (ii) in all other cases, such officer would be entitled to receive either full payment of the benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the officer.

Following Ms. Livschitz’s resignation as Executive Vice President of Customer Success, an entity controlled by Ms. Livschitz entered into a consulting agreement with the Company, effective June 16, 2021 through June 30, 2022 (the “Agreement”), whereby Ms. Livschitz will continue to work on behalf of the Company with certain strategic accounts mutually agreed from time to time. Pursuant to the Agreement, Ms. Livschitz is paid a monthly retainer of $20,000, is eligible to receive quarterly incentive payments based on revenue growth of strategic accounts with which she works, and is reimbursed for health insurance coverage for up to approximately one year. Ms. Livschitz was also granted a performance share award with a target amount equal to 24,282 shares on the same terms as other executives during fiscal 2021. In the event that the Agreement is terminated prior to June 30, 2022, certain of these benefits may be prorated as specified in the Agreement.

Retirement Benefits

Grid Dynamics maintains a defined contribution plan that is intended to meet the tax-qualification requirements of Section 401(k) of the Code, commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan generally is available on the same basis to all employees, including the Grid Dynamics’ NEOs. Each participant in the 401(k) plan can elect to make pre-tax deferrals, subject to limitations under the Code and Employee Retirement Income Security Act.

Outstanding Equity Awards at 2020 Year-End

The following table summarizes information concerning the outstanding equity awards, including unexercised options, as of December 31, 2020, for each of Grid Dynamics’ NEOs:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) – Exercisable	Number of Securities Underlying Unexercised Options (#) – Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock that Have Not Vested ($)(6)
Leonard Livschitz	November 12, 2018	1,578,678		3.54	November 11, 2028
	May 22, 2019	290,741		3.54	May 21, 2029
	May 22, 2019	116,040		3.54	May 21, 2029
	March 13, 2020					1,333,000	(2)	16,795,800
	May 4, 2020								843,122	10,623,337
Victoria Livschitz	November 12, 2018	252,588		3.54	November 11, 2028
	May 22, 2019	93,036		3.54	May 21, 2029
	May 22, 2019	18,566		3.54	May 21, 2029
	March 13, 2020		140,000	8.26	March 12, 2030
	March 13, 2020					129,500	(2)	1,631,700
	May 4, 2020					70,000	(3)	882,000
	May 4, 2020								81,908	1,032,040
Yury Gryzlov	November 12, 2018	252,588		3.54	November 11, 2028
	May 22, 2019	46,518		3.54	May 21, 2029
	May 22, 2019	18,566		3.54	May 21, 2029
	March 13, 2020		140,000	8.26	March 12, 2030
	March 13, 2020					129,500	(2)	1,631,700
	May 4, 2020					70,000	(3)	882,000
	May 4, 2020								81,908	1,032,040

____________

(1)      Twenty-five percent (25%) of the shares subject to the option will vest on March 13, 2021 and the remaining shares vest in 12 equal quarterly installments thereafter, provided the participant’s service has not terminated prior to each such date.

(2)      Twenty-five percent (25%) of the shares underlying these restricted stock units (“RSUs”) will vest on March 13, 2021, and the remaining RSUs vest in 12 equal quarterly installments thereafter.

(3)      Twenty-five percent (25%) of the shares underlying these RSUs will vest on May 4, 2021, and the remaining RSUs vest in 12 equal quarterly installments thereafter.

(4)      This amount reflects the fair market value of our common stock of $12.60 per share as of December 31, 2020, multiplied by the amount shown in the column for Number of Shares or Units of Stock That Have Not Vested.

(5)      The shares underlying these performance share awards (“PSAs”) vest upon our board’s certification of the achievement of certain performance metrics, with such certification to occur no later than March 1, 2021. The PSAs generally required the achievement of performance relating to specified levels of non-retail revenue growth from fiscal year 2019 to fiscal year 2020, and gross margin for non-retail revenue (as adjusted for certain items) for fiscal year 2020 with each such performance goal weighted at 50% of the award. Upon maximum performance achievement, 300% of the target number of PSAs awarded could become eligible to vest. In the event that Grid Dynamics’ change in control occurred during the fiscal year, 100% of the target number of PSAs would become eligible to vest on December 31, 2020, subject to continued service through such date. In February 2021, the compensation committee of our board certified the achievement of certain performance metrics, resulting in 253% of the target number of PSAs vesting on the certification date, with such target numbers reflected here. The amounts shown reflect shares of our common stock issued following February 12. 2021 as if such determination had been made as of December 31, 2020.

(6)      This amount reflects the fair market value of our common stock of $12.60 per share as of December 31, 2020, multiplied by the amount shown in the column for Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders
2018 Stock Plan(1)	4,599,790	$3.54	—
2020 Equity Incentive Plan(2)	6,390,768	8.38	9,880,932
Equity compensation plans not approved by security holders	—	—	—
TOTAL	10,990,558	$4.98	9,880,932

____________

(1)      The 2018 Stock Plan was terminated in connection with the consummation of the Business Combination, and accordingly, no further shares are available for issuance under the 2018 Stock Plan. Under the terms of the 2018 Stock Plan, certain option grants were accelerated in full or by an additional 12 months as a result of the Business Combination. Additionally, on March 4, 2020, the date of the closing of the Business Combination (the “Closing”), a percentage of outstanding vested Grid Dynamics stock options were settled in exchange for cash consideration. The remaining portion of outstanding vested options and all unvested options were automatically assumed and converted into options to purchase the Company’s common stock as of the Closing. The number of each participant’s assumed options and the exercise price were adjusted. The assumed stock options continued to be subject to the same terms and conditions, including vesting schedule terms, in accordance with the 2018 Stock Plan.

(2)      The Company’s 2020 Equity Incentive Plan became effective on March 4, 2020, in connection with the consummation of the Business Combination. The 2020 Equity Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents and other stock-based awards and other substitute awards, annual incentive awards and performance awards. The Company has reserved a total of 16,300,000 shares of Company Common Stock for issuance pursuant to the 2020 Equity Incentive Plan, subject to certain adjustments set forth therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 28, 2021 for:

•        each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;

•        each of our named executive officers;

•        each of our directors and nominees for director; and

•        all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 65,251,896 shares of our common stock outstanding as of October 28, 2021 (the “Beneficial Ownership Date”). We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of October 28, 2021, and shares issuable upon the vesting of RSUs within 60 days of October 28, 2021, to be outstanding and to be beneficially owned by the person holding the stock option or the RSUs, respectively, for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Grid Dynamics Holdings, Inc., 5000 Executive Parkway, Suite 520, San Ramon, CA 94583.

Name of Beneficial Owner	Common Stock(1)
	Number		Percentage
5% Securityholders:
Beijing Teamsun Technology Co. Ltd.(2)	14,802,570		22.7%
Entities affiliated with William Blair Investment Management, LLC(3)	3,601,085		5.5%

Named Executive Officers and Directors:
Lloyd Carney(4)	1,219,436		1.9%
Eric Benhamou(5)	1,737,150		2.7%
Marina Levinson(6)	17,798		*
Leonard Livschitz(7)	3,288,928		4.9%
Michael Southworth(8)	18,218		*
Weihang Wang(9)	16,534		*
Yueou Wang(10)	94,849		*
Shuo Zhang(11)	221,783		*
Victoria Livschitz(12)		(12)	(12)
Yury Gryzlov(13)	592,371		*
All executive officers and directors as a group (11 persons)(14)	7,981,489		11.8%

____________

*        Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)      The percentage of beneficial ownership on the record date is calculated based on 65,251,896 shares of our common stock as of October 28, 2021, adjusted for each owner’s options, or RSUs held by that person that are exercisable or issuable upon vesting, as applicable, within 60 days of October 28, 2021, if any. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

(2)      Consists of 14,802,570 outstanding shares of our common stock. Beijing Teamsun Technology Co. Ltd. (“Beijing Teamsun”) is the ultimate parent of GDD International Holdings Company (“GDD”), through its subsidiaries Teamsun Technology (HK) Limited (“Teamsun”), Automated Systems Holdings Limited (“ASL”) and GDB International Investment Limited (“GDB”). Beijing Teamsun, GDD, Teamsun, ASL and GDB share voting and dispositive power of all these shares. The address of ASL,

GDB and GDD is 15/F, Topsail Plaza, 11 On Sum Street, Shain, Hong Kong, the address of Teamsun is Unit 907, 9th Floor, Tai Yau Building, 181 Johnston Road, Wanchai, Hong Kong and the address of Beijing Teamsun is Room 501, 5/F., No. 23 Building, 10 East Block XiBeiWang East Road, HaiDian District, Beijing, China.

(3)      Based solely on information contained in a Schedule 13G filed on February 11, 2021, which may not be current as of October 28, 2021. This securityholder has sole power to dispose or to direct the disposition of these securities. The securityholder’s principal business address is 150 North Riverside Plaza, Chicago, IL 60606.

(4)      Consists of (a) 763,187 shares held of record by Mr. Carney, (b) 80,505 shares held of record by Mr. Carney’s spouse, (c) 51,200 shares held of record by The Lloyd Carney Foundation, (d) 317,782 shares held of record by grantor retained annuity trusts, for which Mr. Carney serves as trustee, and (e) 6,762 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

(5)      Consists of (a) 259,938 shares held of record by Mr. Benhamou, (b) 1,406,917 shares held of record by BGV Opportunity Fund LP for which Mr. Benhamou is an officer, director and general partner, (c) 63,533 shares subject to options exercisable within 60 days of October 28, 2021, and (d) 6,762 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

(6)      Consists of (a) 11,036 shares held of record by Ms. Levinson and (b) 6,762 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

(7)      Consists of (a) 1,626,938 shares held of record by Mr. Livschitz, (b) 1,578,678 shares subject to options exercisable within 60 days of October 28, 2021, and (c) 83,312 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

(8)      Consists of (a) 11,456 shares held of record by Mr. Southworth and (b) 6,762 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

(9)      Consists of (a) 9,772 shares held of record by Mr. Wang and (b) 6,762 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

(10)    Consists of (a) 16,534 shares held of record by Mr. Wang, (b) 71,553 shares subject to options exercisable within 60 days of October 28, 2021, and (c) 6,762 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

(11)    Consists of (a) 11,833 shares held of record by Ms. Zhang, (b) 139,655 shares held of record by Renascia Fund B LLC for which Ms. Zhang is the managing member and chief executive, (c) 63,533 shares subject to options exercisable within 60 days of October 28, 2021, and (d) 6,762 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

(12)    As previously disclosed, on June 4, 2021, Ms. Livschitz informed Grid Dynamics that she would resign as Executive Vice President of Customer Success, effective June 15, 2021. As a result, we no longer have access to Ms. Livschitz’s beneficial ownership information.

(13)    Consists of (a) 200,982 shares held of record by Mr. Gryzlov, (b) 378,921 shares subject to options exercisable within 60 days of October 28, 2021, and (c) 12,468 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

(14)    Consists of (a) 5,389,046 shares held of record, (b) 2,424,393 shares subject to options exercisable within 60 days of October 28, 2021, and (c) 168,050 shares issuable upon the vesting of RSUs within 60 days of October 28, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Grid Dynamics Related Party Transactions

Except as described below, since January 1, 2020, there have been no transactions to which Grid Dynamics has been a participant, in which: (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of Grid Dynamics’ total assets at year-end for the last two completed fiscal years; and (ii) any of its directors, executive officers, or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.”

Eric Benhamou is a director of Grid Dynamics and, as an officer, director and general partner of BGV, which is a stockholder of Grid Dynamics, beneficially owns capital stock of Grid Dynamics. In addition, Mr. Benhamou was the President, Chief Financial Officer and a director of ChaSerg until resigning effective as of the closing date of the Business Combination.

In May 2019, Grid Dynamics sold to BGV an aggregate of (i) 622,027 shares of common stock of Grid Dynamics at a purchase price of $9.2500 per share, and (ii) 622,027 shares of Series A preferred stock of Grid Dynamics at a purchase price of $14.8647 per share (the “Private Placement”).

Grid Dynamics was a party to an investor’s rights agreement that was entered into with BGV in connection with the Private Placement. The investor’s rights agreement provides BGV with certain rights, including the right to demand that Grid Dynamics file a registration statement or request that its shares be covered by a registration statement that Grid Dynamics is otherwise filing and a right of first offer in future issuance. The investor’s rights agreement was terminated in connection with the Business Combination.

Grid Dynamics believes the terms obtained or consideration that it paid or received, as applicable, in connection with the transactions described above were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.

Grid Dynamics Related Person Policy

As a privately held company, Grid Dynamics was not required to maintain a Related Person Policy. Following consummation of the Business Combination, Grid Dynamics became subject to our Policies and Procedures for Related Person Transactions described in this section.

Grid Dynamics was subject to Auditing Standard No. 18 of the Public Company Accounting Oversight Board, which requires auditors to evaluate a company’s identification of, accounting for and disclosure of related party relationships and transactions.

Related Party Transactions Following the Business Combination

Certain equity holders have registration rights requiring the Company to register a sale of any of the Company securities held by them pursuant to the Registration Rights Agreement entered into in connection with the Business Combination. These holders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. On June 2, 2020, the Company filed a Registration Statement on Form S-1 (No. 333-238202), which was subsequently amended into a Form S-3 that was declared effective on May 13, 2021, pursuant to the registration rights held by such holders. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

All ongoing and future transactions between the Company and any of its officers and directors or their respective affiliates will be on terms believed by the Company to be no less favorable to the Company than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of the Company’s uninterested “independent” directors (to the extent the Company has any) or the members of the Company’s board who do not have an interest in the transaction, in either case who had access, at the Company’s expense, to the Company’s attorneys or independent legal counsel. The Company will not enter into any such transaction unless its disinterested “independent” directors (or, if there are no “independent” directors, the Company’s disinterested directors) determine that the terms of such transaction are no less favorable to the Company than those that would be available to the Company with respect to such a transaction from unaffiliated third parties.

On November 13, 2019, and effective as of the closing of the Business Combination (the “Closing”), ChaSerg and each of ChaSerg Technology Sponsor LLC (the “Sponsor”), BGV, GDB International Investment Limited, GDD International Holding Company, Leonard Livschitz, Victoria Livschitz and ASL (together with any individuals or entities that are signatories thereto or hereafter become party to the agreement, the “Voting Parties”) entered into a Stockholders’ Agreement, pursuant to which, among other things, the Voting Parties agreed (i) to take all necessary action to cause the Company’s board of directors to be comprised of eight directors effective immediately following the Closing, (ii) subject to certain share ownership thresholds, to grant each of ASL and the Sponsor rights to designate two directors for election to the Company’s board of directors (and the Voting Parties will vote in favor of such designees), (iii) to designate the Chief Executive Officer of Grid Dynamics for election to the Company’s board of directors, and (iv) to designate three unaffiliated designates for election to the Company’s board of directors.

Policies and Procedures for Related Person Transactions

The Company’s audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related person transaction.

We have adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000, and in which any related person has a direct or indirect material interest, without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee considers the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

OTHER MATTERS

Fiscal Year 2020 Annual Report and SEC Filings

Grid Dynamic’s financial statements for the fiscal year ended December 31, 2020 are included in its Annual Report. This Proxy Statement and the Annual Report are posted on our investor relations webpage at https://ir.griddynamics.com/investor-relations.html in the “Financial Information” section under “SEC Filings” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of the Annual Report and the Current Report without charge by sending a written request to Grid Dynamics Holdings, Inc., Attention: Investor Relations, 5000 Executive Parkway, Suite 520, San Ramon, CA 94583.

Company Website

We maintain a website at https://www.griddynamics.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.

THE BOARD OF DIRECTORS
San Ramon, California
November 8, 2021

Grid Dynamics

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

	For All	Withhold All	For All Except
1. Election of Class II Directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Lloyd Carney 02) Yueou Wang 03) Michael Southworth

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000522374_1 R1.0.0.177

111234567812345678123456781234567812345678123456781234567812345678NAMETHE COMPANY NAME INC. - COMMON 123,456,789,012.12345THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345THE COMPANY NAME INC. - 401 K 123,456,789,012.12345→x02 0000000000JOB #1 OF 21 OF 2 PAGESHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateCONTROL #SHARESTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00000522374_1 R1.0.0.177For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. Election of Class II Directors to hold officeuntil the 2024 annual meeting of stockholdersor until their successors are elected andqualified.Nominees01) Lloyd Carney 02) Yueou Wang 03) Michael SouthworthGRID DYNAMICS HOLDINGS, INC.5000 EXECUTIVE PARKWAY, SUITE 520SAN RAMON, CA 94583Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on December 19, 2021. Have your proxy card in handwhen you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GDYN2021You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon December 19, 2021. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR the following proposal: For Against Abstain2. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firmfor our fiscal year ending December 31, 2021.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.0000522374_2 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.comGRID DYNAMICS HOLDINGS, INC.Annual Meeting of StockholdersDecember 20, 2021This proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Leonard Livschitz, Anil Doradla, and Yury Gryzlov, or any of them, asproxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, asdesignated on the reverse side of this ballot, all of the shares of common stock of GRID DYNAMICS HOLDINGS,INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AMPST on December 20, 2021, at the meeting live via the Internet - please visitwww.virtualshareholdermeeting.com/GDYN2021, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction ismade, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side